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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-42994 of 50-OFF Stores, Inc. on Form S-8 of our report dated April 20, 1995, appearing in this Annual Report on Form 10-K of 50-OFF Stores, Inc. for the year ended February 3, 1995.



DELOITTE & TOUCHE LLP

San Antonio, Texas
April 24, 1995